Exhibit 10.10

Schedule of Omitted

Documents of CNL Healthcare Properties, Inc.

The following mortgage agreement has not been filed as an exhibit pursuant to Instruction 2 of Item 601 of Regulation S-K; this document is substantially identical in all material respects to Exhibit 10.2 to this Form 8-K:

1.	Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated August 19, 2013 executed by CHT Lima OH Senior Living, LLC in favor of Keybank National Association, as Agent.

The following assignment of leases and rents has not been filed as an exhibit pursuant to Instruction 2 of Item 601 of Regulation S-K; this document is substantially identical in all material respects to Exhibit 10.8 to this Form 8-K:

1.	Assignment of Leases and Rents – Project Commonly Known as “Primrose Retirement Community of Lima” dated August 19, 2013 executed by CHT Lima OH Senior Living, LLC in favor of Keybank National Association, as Agent.

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